UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 23, 2005

Qwest Communications International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, on October 31, 2005, Qwest Communications International Inc. (“Qwest,” “we,” “us” or “our”) and the putative class representatives in  In re Qwest Communications International Inc. Securities Litigation entered into a Memorandum of Understanding to settle that case.  In accordance with the terms of the Memorandum of Understanding, on November 23, 2005, Qwest and the putative class representatives entered into and filed with the federal district court in Colorado a Stipulation of Partial Settlement providing for the proposed settlement of the case.

Under the proposed settlement agreement, Qwest would pay a total of $400 million in cash — $100 million 30 days after preliminary approval of the proposed settlement by the federal district court in Colorado, $100 million 30 days after final approval of the settlement by the court, and $200 million on January 15, 2007, plus interest at 3.75% per annum on the $200 million between the date of the final approval by the court and the date of payment.

If approved, the proposed settlement agreement will settle the individual claims of the putative class representatives and the claims of the class they purport to represent against us and all defendants in In re Qwest Communications International Inc. Securities Litigation, except Joseph Nacchio, our former chief executive officer, and Robert Woodruff, our former chief financial officer.  As part of the settlement, Qwest would receive $10 million from Arthur Andersen LLP, which is also being released from the putative class representatives and the class they purport to represent, which will offset $10 million of the $400 million that would be payable by Qwest.

The proposed settlement agreement is subject to a number of conditions and future contingencies. Among others, it (i) requires both preliminary and final court approval; (ii) provides plaintiffs with the right to terminate the settlement if the $250 million we previously committed to pay to the SEC in settlement of its investigation against us is not distributed to the class members; (iii) provides us with the right to terminate the settlement if class members representing more than a specified amount of alleged securities losses elect to opt out of the settlement; (iv) provides us with the right to terminate the settlement if we do not receive adequate protections for claims of indemnification relating to substantive liabilities of non-settling defendants; and (v) is subject to review on appeal even if the district court were to finally approve it.  No parties admit any wrongdoing as part of the settlement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Stipulation of Partial Settlement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

Exhibit 10.1

Stipulation of Partial Settlement, dated as of November 23, 2005, by and among Qwest Communications International Inc. and the Lead Plaintiffs in In re Qwest Communications International Inc. Securities Litigation on behalf of themselves and each of the class members.

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney’s office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the likelihood of certain of our competitors consolidating with other providers or otherwise reorganizing their capital structure to more effectively compete against us; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this filing is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest Communications International Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: November 28, 2005	By:	/s/ Stephen E. Brilz
Name: Stephen E. Brilz
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1

Stipulation of Partial Settlement, dated as of November 23, 2005, by and among Qwest Communications International Inc. and the Lead Plaintiffs in In re Qwest Communications International Inc. Securities Litigation on behalf of themselves and each of the class members.